UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2017

TROPICANA ENTERTAINMENT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8345 W. Sunset Road, Suite 300, Las Vegas, Nevada 89113
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Tropicana Entertainment Inc. (the “Company”) was held on May 25, 2017. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.

Proposal 1
The individuals listed below were elected at the Annual Meeting to serve on the Company's Board of Directors (the “Board”) until the next annual meeting of stockholders.

	For	Withhold	Broker Non-Vote
Carl C. Icahn	21,070,105	1,232,838	541,216
Anthony P. Rodio	21,068,152	1,234,791	541,216
Keith Cozza	21,062,321	1,240,622	541,216
Daniel A. Cassella	22,254,260	48,683	541,216
Hunter C. Gary	21,062,321	1,240,622	541,216
William A. Leidesdorf	22,254,260	48,683	541,216
Daniel H. Scott	22,254,260	48,683	541,216

Proposal 2
A proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017, as described in the proxy materials. This proposal was approved.

For	Against	Abstain	Broker Non-Vote
22,791,925	44,374	7,860	—

Proposal 3
An advisory vote to approve executive compensation, as described in the proxy materials. This proposal was approved.

For	Against	Abstain	Broker Non-Vote
22,248,700	46,383	7,860	541,216

Proposal 4
An advisory vote on whether to hold an advisory vote to approve executive compensation every year, every two years or every three years. This proposal was approved to hold advisory votes on executive compensation every year.

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Vote
22,293,333	250	4,500	4,860	541,216

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.
Date: May 25, 2017
	By:	/s/ THERESA GLEBOCKI
	Name:	Theresa Glebocki
	Title:	Executive Vice President, Chief Financial Officer and Treasurer